CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2]
Common Stock offered by the Company	1,600,000	$1.50	$2,400,000	$278.16

________

(1)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated by multiplying the proposed maximum aggregate offering price by .0001159.

(3)	There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences.

We hereby amend this offering circular on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Offering circular shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Offering circular shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

1

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Stealth Air Corp.

1,600,000 Shares of Common Stock

Stealth Air Corp. is is an advanced technology robotics company that develops support systems for the drone and air robot industries. The Company has developed and is in the process of testing its first commercial Unmanned Air Vehicles (“UAV” or “drone” or “air robot”), which will allow for first pilot control of aircraft from remotely located control rooms. Our UAVs are initially intended to serve the first responder and commercial sectors; however, we do intend to offer retail products as well. We are guided in our growth by a stellar team of advisers, including, among others, former New York state senator Michael Balboni.

The Company is offering up to 1,600,000 shares of our common stock for $1.50 per share, for gross proceeds of up to $2,400,000, before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor purchasing directly from the Company is $5,000, unless such minimum is waived by the Company in its sole discretion.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Shares will be sold through the Company’s executive officers, for which no commissions shall be paid. We may also engage sales agents licensed through the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock based compensation. No selling agents have been engaged by the Company. All shares will be offered on a “best efforts” basis.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market nor listed on any quotation system. There is currently no market for our securities and there is no guarantee that an active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange or be quoted on OTC Markets. We do intend to apply to FINRA for a trading symbol and to be quoted on OTC Markets following this offering.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the S-1 disclosure format for smaller reporting companies.

2

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

3

SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Stealth Air” refer to Stealth Air Corp. together with its wholly owned subsidiaries.

The Company

Stealth Air Corp. was organized in Delaware on or around February 5, 2016 under the name Stealth Air Robotics Corporation. The Company changed its name to Stealth Air Corp. in May, 2016 upon advice of counsel in order to more easily obtain a patent for which the Company had applied. The Company’s principal business address is 222 Grand Ave. Brookhaven Airport, Shirley, NY 11967. The Company is currently authorized to issue a total of 80,000,000 shares of stock. Of that 80,000,000 shares, 1,000,000 shares are authorized as preferred stock with the rights and privileges to be designated later by the Board of Directors. As of December 31, 2016, the Company had 59 shareholders of record and 18,260,039 shares of common stock outstanding. No preferred shares have been issued. The Company’s securities are not traded or quoted on any national exchange. There is no market for the shares included in this offering; however, we intend to apply for a trading symbol from FINRA and to be quoted on OTC Markets following this offering.

Business Overview

Stealth Air Corp. is a development stage company formed to develop, test, market, license and sell products and support systems for the drone and air robot industries. The Company also intends to market and sell its air robots or UAVs to select, high-end retail customers. The Company is in the process of applying for several patents for its technology, with patents expected to be delineated by location of the technology or industry served. It is possible that we might not be awarded all or any patents for which we apply.

The Company’s current UAV models are intended as a surveillance models for industries requiring high security, and range in size and capabilities. In order to operate our commercial air robots, the Company will build multiple control centers from which the drones can be manned by Company employees on behalf of our customers, who will pay the Company a monthly fee to operate UAVs leased by the customer in the manner agreed to between the Company and customer. The Company may also sell a select number of our air robots to elite individuals in a “ready to fly” model.

The Company has assembled a stellar team of consultants and advisors to help propel it and its technologies to the next level, with such consultants and advisors including financial services advisors, utility risk mitigation specialists, former and current members from the NYPD, FDNY, Miami PD, NCPD, and SCPD, as well as ex-military Special Ops and former state senator Michael Balboni.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,500,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,500,000,000 in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

4

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We estimate that we can sustain our operations for approximately six months with the capital we currently have on hand. As of March 31, 2016, the Company has a loss from operations of $351,309, an accumulated deficit of $351,309 and has earned no revenues since inception.

The Offering

This circular relates to the sale of 1,600,000 shares of our common stock by the Company at a price of $1.50 per share, for total offering proceeds of $2,400,000 if all offered shares are sold. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The aggregate purchase price to be paid by any investor for the securities sold hereby cannot exceed 10% of the greater of the investor’s annual income or net worth (for entity investors, revenues or net assets for the investor’s most recently completed fiscal year are used instead). The foregoing limitation does not apply to “accredited investors.”

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. Selling shareholders may offer their shares directly or through their respective broker-dealers. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited through our website, investment websites, social media, or otherwise.

This offering will terminate at the earlier to occur of: (i) all shares offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by 90 days, in its sole discretion.

5

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular.

You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

In addition to the other information provided in this circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. All material risks identified by the Company are discussed in this section.

Risks Related to our Business

We have limited operations and no revenue, which makes it difficult for us and investors to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a startup business and have no operating history other than the development of our technologies and systems. Although we have taken significant steps to develop our business plan since our inception, we have generated no revenues. There can be no assurance that Stealth Air will ever get off the generate revenues, or that if it does, that it will have sufficient capital to continue operations. Even if it does attract sufficient capital, there can be no assurance that Stealth Air will ever be successful, as our business plan is still speculative and unproven. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we may never generate revenues or become profitable or incur losses, which may materially negatively impact investors.

Our auditor has indicated in its report that the fact that we are in the development stage raises substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenues or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that the fact that we are in the development stage raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

6

We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or begin generating revenues, we may be forced to discontinue our operations.

In order to carry out our business plan we will require a significant amount of capital. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds or generate them through revenues, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brand, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our licensed patents, trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of the Company’s technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our technology may include unpublished know-how as well as existing and pending patent protection. All patent protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our technology is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly operate our technologies without compromising quality and performance could be diminished greatly.

7

Knowledge published in the form of patents has finite protection, as all patents have a limited life and an expiration date. While continuous efforts will made to apply for additional patents if appropriate, there is no guarantee that additional patents will be granted. The expiration of patents relating to our technology may hinder our ability to sub-license or sell the technology for a long period of time without the development of a more complex licensing strategy.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into this individual email marketing platform market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to keep up with rapid technological changes, our processes, products or services may become obsolete.

The market for our technologies is characterized by significant and rapid change. Although we will continue to expand our technological capabilities in order to remain competitive, research and discoveries by others may make our processes, products or services less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to move market share and revenues. Further, we are aware of several competitors, each with more resources and market share than us. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality technologies, products or services. If we do not successfully compete with these providers, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our technologies cause end users to experience operational disruption or failure or delays in the delivery of their products and services to their customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We expect to be in the future a party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming, and, if resolved adversely, could have a significant impact on our business, financial condition, or results of operations.

Companies in the UAV own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Defending patent and other intellectual property claims is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Our business, financial condition, or results of operations could be adversely affected as a result.

8

Our products incorporate software that is highly technical and complex.

Software included in our technology has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in this software code may only be discovered after the code has been released. Any errors, bugs, or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing our industries. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover taxation, tariffs, user and third party privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, air space use, security and the characteristics and quality of services.

Risks Related to this Offering and Our Securities

The offering price of our shares from the Company has been arbitrarily determined.

Our management has determined the shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is currently not traded on any exchange or quoted on the OTC Markets. There is no market for our securities. While we do intend to apply to the Financial Industry Regulatory Authority (“FINRA”) for a trading symbol and to be quoted on OTC Markets during or following this offering, there is no guarantee that any market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

9

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock, if one should develop, will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

10

The market price for our common stock will be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits, which could lead to wide fluctuations in our share price.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

If a trading market for our stock does develop, our stock price will likely be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will likely be sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Pink Sheets is not a liquid market in contrast to the major stock exchanges, assuming we are ever quoted on OTC Markets. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 80,000,000 shares of common stock, of which 18,260,039 shares of common stock are issued and outstanding as of September 1, 2016. Of those 80,000,000 shares, 1,000,000 shares are authorized as preferred stock, which may be designated by the board to be convertible into common stock. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience dilution in their ownership of our stock in the future and as a result of this offering.

We may not be required to file periodic and other reports after fiscal year 2017 if we fail to file a form 8A.

We will be required to annual and semi-annual periodic reports with the Securities and Exchange Commission after the date the offering circular is qualified; however, we will not be subject to the proxy or other rules of the Securities Exchange Act of 1934, unless we file a form 8A or similar registration statement.

Shortly following this offering, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the full reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million.

Potential investors may be less interested in purchasing our stock if we are not required to report to the SEC and the hold period for our securities under Rule 144 would increase from six months to one year.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have written employment agreements with all of our senior management. We do not have any key person insurance.

11

Our management as a whole has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a small public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 82.20% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline.

If we elect to become a public company, we may be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. If we identify material weaknesses in our internal control over financial reporting or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities become listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

12

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds over an approximate 12 month period.

Capital Sources and Uses
	100%
Gross Offering Proceeds	$2,400,000	100.00%

Use of Proceeds:
Offering Expenses(1)	$40,000	1.67%
Command Center Build Out(2)	$160,080	6.67%
Design Molds	$48,000	2.00%
Technology Development(3)	$432,000	18.00%
Overhead(4)	$230,400	9.60%
Sales and Marketing	$648,000	27.00%
Working Capital Reserves(5)	$841,520	35.06%

________________

(1)	The Company expects to pay approximately $40,000 in expenses relating to this offering including legal fees, accounting fees, audit fees, printing, travel and reimbursements for expenses previously incurred by the Company’s management.

(2)	Assuming a fully funded offering, the Company intends to complete its first command center to control its air robot using offering proceeds and to build additional centers as possible.

(3)	The Company expects to allocate approximately $432,000 to continue developing its technologies for both commercial and retail uses. Development is expected to occur in two phases. If the offering is not fully funded, the Company may focus on developing its commercial technology above its retail products.

(4)	Company overhead includes management salaries, employee salaries, office expenses, and the like.

(5)	The Company will use working capital to pay for miscellaneous and general operating expenses, as well as research and development and legal fees relating to securing and protecting the Company’s intellectual property.

The allocation of the Use of Proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the common stock, we have considered a number of factors including, but not limited to, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market price for our common stock.

13

DILUTION

Investors in this offering will experience immediate dilution, as exampled below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value is currently estimated at ($205,069), or approximately ($0.01) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of the maximum offering amount of $2,400,000 in securities, assuming $0 in offering or other expenses, our as-adjusted net tangible book value as of March 31, 2016 would have been $2,194,931, or $0.11 per share. This represents an immediate increase in net tangible book value of $0.10 per share to existing stockholders and an immediate dilution in net tangible book value of $1.40 per share to investors of this offering, as illustrated in the following table:

Public offering price per share	$1.50
Net tangible book value per share	$(0.01)
Increase in net tangible book value per share attributable to new investors	$0.11
Adjusted net tangible book value per share	$0.10
Dilution per share to new investors in the offering	$1.40

The above calculations are based on 18,260,039 common shares issued and outstanding before adjustments and 19,860,039 common shares to be outstanding after adjustment.

PLAN OF DISTRIBUTION

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market nor listed on any quotation system. There is currently no market for our securities and there is no guarantee that an active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange or be quoted on OTC Markets. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or terminated by the Company. The Company may also extend the offering term by 90 days.

There can be no assurances that the Company will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. All shares will be offered on a “best efforts” basis.

All of the foregoing and following may affect the marketability of our securities. Should any fundamental change occur regarding the status or other matters concerning the selling shareholders or us, we will file an amendment to this circular disclosing such matters.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

14

We are offering up to 1,600,000 shares of our common stock for $1.50 per share, for a total of up to $2,400,000 in gross offering proceeds, assuming all securities are sold. The minimum investment for any investor purchasing directly from the Company is $5,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum offering amount or escrow required as a condition to closing and we may sell significantly fewer shares of common stock than those offered hereby.

All subscription agreements and checks are irrevocable until accepted and should be delivered to the Company at the address provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors.

The Company will deliver stock certificates to the purchasers within five days from request by a shareholder; otherwise shareholders’ shares will be noted and held on the book records of the Company.

We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Currently, we plan to have our directors and executive officers sell the securities on a self-underwritten basis. They will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

As of the date of this prospectus, we have not entered into any arrangements with any selling agents for the sale of the securities; however, may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will file a supplement to this circular to identify them.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•

the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

OTC Markets Considerations

The OTC Markets is separate and distinct from the NASDAQ stock market or other national exchange. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

15

We intend to, following this offering, apply to FINRA for a ticker symbol and to be quoted on OTC Markets. Although we believe listing on the OTC Markets will increase liquidity for our stock, investors may have greater difficulty in getting orders filled than if we were on NASDAQ or other exchange. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DESCRIPTION OF SECURITIES

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. Each of the foregoing documents has been filed as an exhibit to this circular.

Stock

We are authorized to issue 80,000,000 shares of common stock with par value $0.0001 per share. Of those 80,000,000 shares of common stock, 1,000,000 shares are designated as preferred stock with the rights and privileges to be designated later by the Board. As of December 31, 2016, there were 18,260,039 shares of common stock issued and outstanding, held by 59 shareholders of record. No preferred shares have been issued.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Shareholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share rateably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Options and Warrants

The Company has not issued any warrants; however, the Company has reserved 5,000,000 of its shares pursuant to its 2016 Option Incentive Plan. Pursuant to such plan, the Company has issued options and shares as follows:

Weighted
	Number	Exercise	Average
	of Shares	Price	Price
Options as of March 31, 2016	-	-	-
Issued	5,190,000	$0.375 - $1.50	$0.49
Expired	-	-	-
Exercised	-	-	-
Options as of December 31, 2016	5,190,000	$0.375 - $1.50	$0.489

Summary of outstanding options as of December 31, 2016:

	Number	Exercise	Remaining	Quarter
Expiration Date	of Shares	Price	Life (years)	End date

Third Quarter 2020	1,315,000	$0.375	3.00	12/31/2019
Third Quarter 2022	3,875,000	$0.375	5.00	12/31/2021

INTEREST OF NAMED EXPERTS

The financial statements of the Company as of March 31, 2016 have been included herein in reliance upon the reports of L&L CPAs, PA, for the period ended and as of March 31, 2016 upon the authority of said firm as experts in accounting and auditing.

The legality of the securities offered under this offering circular is being passed upon by Austin Legal Group, APC.

16

DESCRIPTION OF BUSINESS

Organization

Stealth Air Corp. was organized in Delaware on February 5, 2016 under the name Stealth Air Robotics, Inc. The Company changed its name to Stealth Air Corp. in May, 2016 because of a potential conflict with an existing patent holder in registering the Company’s patents. Our principal address is 222 Grand Ave. Brookhaven Airport, Shirley, NY 11967. The Company’s fiscal year end is March 31. The Company has 59 shareholders of record as of December 31, 2016.

The Company’s securities are not traded on any national exchange or quoted on any trading platform and there is no market for the shares offered hereby. Nonetheless, the Company intends to apply to FINRA for a trading symbol and to be quoted on OTC Markets following this offering, although it is possible that the Company would elect to remain privately traded.

Business

Stealth Air Corp. is a development stage company formed to develop, test, manufacture, market, license and sell products and support systems for the drone and air robot industries. The Company also intends to market and sell its air robots or UAVs to select, high-end retail customers. Prior to and since inception, the Company and its principals have focused on developing its air robot technologies.

The Company’s current UAV models are intended as a surveillance models for industries requiring high security, and range in size and capabilities; however, the Company is also developing products for first responders, agriculture, virtual gaming and filming and content production. The Company intends to have models that can remotely transport humans being rescued, transport heavy equipment, monitor specific areas discretely, capture and relay images and simulate the flying experience. Our technology has achieved airtime of 75 minutes, speed in excess of 100 mph or 0-60 in less than two seconds.

Our UAVs include the software that aids in decision making process of the flight control systems which includes but are not limited to guidance by both GPS, optical and high frequency sound waves for the highest accuracy navigation and landing capabilities available today. We have also installed multiple safety and failure systems so our drones do not experience what other manufacturers suffer from, fly-away-drones, where for no apparent reason, the drone just leaves and never returns. Our circuit boards, landing gear and AirCraft designs are all proprietary with a focus on functionality but an extreme importance on visuals as well as the “cool” factor. Our UAVs are also “smart” where they readily collect data and meta-data regarding many parameters from terrain, mapping and atmospheric changes and conditions. These are just a few of the capabilities: facial recognition, object recognition, traffic patterns, sociological compilation, density, fire hazards, thermal imaging, sonar, radar and FLIR Our systems can rely on the web, cellular, satellite, WiFi or RF, which ensures a rapid deployment under most circumstances.

Some highlights of the Company’s current technologies include:

•	Aircraft to remain airborne up to 75 minutes between recharging

•	30-60 minute recharge to 98% by remote recharge ports for continuous flight

•	Flight corridor and hyper accurate landings within 6 inches

•	Computer aided flight with first pilot intervention & computer stabilization

•	True autonomous flight, auto landing & auto recharge

•	Distributed recharge stations allow for continuous flight, think gas stations

•	Flight duration between maintenance exceed 1,500 hours

In order to operate our commercial robotic aircraft, the Company will build multiple control centers from which the drones can be manned by Company employees on behalf of our customers, who will pay the Company a monthly fee to operate UAVs leased by the customer in the manner agreed to between the Company and customer. The Company expects to be able to control 60 UAVs from each control center, which may be thousands of miles from the UAV itself. The Company may also sell a select number of our air robots to elite individuals in a “ready to fly” model.

17

The Company has secured an agreement with Havas Worldwide to supply aerial photography for various clients. Havas is one of the largest integrated marketing communication agencies in the world. It has 316 offices located in 75 countries with its Global Headquarters in New York, New York. Stealth will provide film content for the ad & television industry. The Company has also secured an agreement with SnapSportz of Hawaii for filming action segments. Nonetheless, the Company has just recently begun to recognize revenues by securing a deposited contract with City Wide roofing of PA. The Company is in negotiations with several other companies but has yet to secure definitive agreements beyond LOI’s.

The Company has assembled a stellar team of consultants and advisors to help propel it and its technologies to the next level, with such consultants and advisors including financial services advisors, utility risk mitigation specialists, former and current members from the NYPD, FDNY, Miami PD, NCPD, and SCPD, as well as ex-military Special Ops and former state senator Michael Balboni.

Intellectual Property

We have applied currently for 7 provisional patents relating to our technology. No patents have been awarded to date. The Company believes it has a total of approximately 25 patentable technologies. The Company intends to apply for different patents based location of the technology or industry served. It is possible the Company may ever be awarded any patents.

Any failure to obtain or expiration of our patents once issued or claims would adversely affect our business. However, with regard to the importance and effect of these patents, it is necessary to understand the structure of the Company’s intellectual property. Patents have been relied upon to discourage infringement during the research and development stage of the technology. In that sense we believe that the main purpose of the patents has been that they have served to provide the Company a head start against potential competitors. A significant body of unpublished know-how and trade secrets is closely held by the Company in order to mitigate the risk of competition that could arise from other parties’ reliance merely upon the information contained in the patents. The Company can derive revenue from sub-licensing its know-how without sub-licensing the rights to patents, or it can, as it has the right to do under the agreement, also sublicense the patents as well.

Market Information

Recently, autonomous aircraft have gained media attention due to increased sales in consumer and light commercial grade UAVs. The increase in development among the open-source community surrounding these drones has pushed for accelerated growth of technology surrounding the drone industry. Increases in market demand for drones is in part due to the “do it yourself” hobbyists and engineers which are representative of a large part of the UAV user base due to the nature of self-assembled hobby grade drones. Additionally, the need for aerial filming, both commercially and for hobby reasons, has proven to be dramatically less costly than conventional aerial photography which involves large-scale aircraft.

The idea of using a compact UAV for commercial purposes is generally much more lucrative due to relatively low operating costs compared to using real-world commercial aircraft. It is clear there is a strong trend toward using compact UAVs for conventional and novel applications due to off-the-shelf autonomous capabilities. While most compact UAVs utilize onboard components such as sensors and GPS for autonomous functions, these features alone do not provide adequate control for specialized tasks in the commercial world. The Company intends to leverage the existing capabilities of autonomous drones but add value by not only providing high-tech peripherals but also a novel service experience for the client.

The market for off-the-shelf autonomous drones is predominantly comprised of hobbyists and novice photographers. The commercial segment of the drone user market requires larger payloads, extended flight times, and specialized abilities.

The federal government on September 1, 2016 made it much easier for companies to use drones for a variety of tasks, including aerial photography and emergency response. The FAA’s new commercial drone rules allow a broad range of businesses to use drones under 55 pounds, but with several restrictions: The drones must be operated by a pilot who has passed a written test and is at least 16 years old. And drones can be flown only below 400 feet, during the day and at least five miles away from airports. The new F.A.A. rules do not necessarily preclude the myriad of state and local drone regulations that have popped up in recent years. The administration sent a letter to states and cities saying they recommend everyone follow their lead. But it is only a recommendation which means the expansion is growing at a rapid rate in rural areas. The change of rules allows the commercial drone business one step closer to reality. Numerous reporting agencies predict the drone industry to increase to $5-25 billion per year by 2020 depending on how fast regulations change. Further, many drone companies have entered the international markets where restrictions are low if not entirely nonexistent. Google has tested drones since the summer in rural England and Pizza Hut is delivering Pizza using drones in New Zealand.

18

Competitors are difficult to list, as there are hundreds of pop-up drone companies that also fall away as fast as they arise however there are several companies that have more operations and likely more capital resources than the Company. DJI Drones is the dominant player in the global industry, having sales of over $1 billion in 2015. Parrot drones is a smaller operator that sells the low cost mass manufactured drone for recreational use. 3D robotics and Precision Hawk are all mostly developers of software for drones but have through necessity designed their own drone to accommodate their software.

Employees

We currently have one full-time employee, Ezra Green, and one part-time employee, Keren Swenson, who provides administrative services to the Company. Each other director and executive is engaged on a per project basis as independent contractors.

Reports to Security Holders

Once this offering circular is declared effective by the SEC, we will be required to file reports and other information with the SEC on an annual and semi-annual basis. Further, we intend to file a form 8A-12G with the SEC in order to register our shares under the Securities Exchange Act of 1934. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC's web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at http://www.stealthairrobotics.com/.

Research and Development

From inception (February 5, 2016) until March 31, 2016, we spent approximately $303,900 in research and development. We expect to spend approximately the same amount during the fiscal year ended 2017.

Government Regulation

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing UAVs. Existing and future laws and regulations may impede the growth of the use of UAVs or and increase the cost of providing our services and products. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, flight paths and the characteristics and quality of services.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease office space in New York at the Brookhaven Airport. The lease is for five (5) years with the option to extend for an additional five (5) years. We also have satellite locations in London, Milan and Dublin.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

There is no market for our securities and no information relating to market price of our shares is included in this circular. You should not purchase shares if you are uncomfortable investing without this information.

The last sale price of the Company’s common stock was $0.375 per share.

As of December 31, 2016, there were 59 shareholders of record.

19

We have currently reserved 10,000,000 shares under our equity incentive plans, 5,190,000 of which have been issued as options to purchase shares at $0.37 to $1.50 per share.

We have not declared any cash dividends on our common stock in the past two years and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations and Financial Condition for the period from inception (February 5, 2016) to March 31, 2016

Period Ended
March 31,
2016
Revenues	$-
Operating expenses	351,309
Net loss	$(351,309)

We have generated no revenues since inception (February 5, 2016) and have incurred $351,309 in expenses through March 31, 2016.

Operation Expenses

The following table presents operating expenses for the period ended March 31, 2016:

Period Ended
March 31,
2016
General and administration	$25,169
Professional fees	6,000
Research and development	303,900
Stock-based compensation	16,240
Total	$351,309

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

Working Capital

The following table presents our work capital position as at March 31, 2016:

March 31,
2016
Cash	$45,831

Current Assets	$48,831
Current Liabilities	253,900
Working Deficiency	$(205,069)

Our balance sheet as of March 31, 2016 reflects current assets of $48,831. We had cash in the amount of $48,831 and working capital deficiency in the amount of $205,069 as of March 31, 2016.

20

Cash Flow

The following tables presents our cash flow for the period ended March 31, 2016:

Period Ended
March 31,
2016
Net Cash Used in Operating Activities	$(84,169)
Net Cash Provided by Financing Activities	130,000
Net Increase in Cash During the Period	$45,831

Cash Flows Used In Operating Activities

We have not generated positive cash flows from operating activities.

For the period ended March 31, 2016, net cash flows used in operating activities consisted of a net loss of $351,309 and was increased by stock based compensation of $16,240 and net increase in change of operating assets and liabilities of $250,900.

Cash Flows From Financing Activities

For the period ended March 31, 2016, we received $130,000 for the issuance of common stock.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We have generated no revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover operating costs for the next 12 months.

If we are unable to meet our needs for cash from either our current offering, operations, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Going Concern

As of March, 2016, our company had a net loss of $351,309 and has earned no revenues. Our company intends to fund operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending March 31, 2017. The ability of our company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of our business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about our company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

21

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions.

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Also, refer Note 2 –Significant Accounting Policies in the audited financial statements that are included in this Report.

Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the audited financial statements included herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

N/A

22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. Our directors and executive officers are as follows:

Name	Age	Position
Ezra Green	55	CEO, Chairman of the Board, Director
Louis Addonisio	56	COO
Ron Billestri	69	Chief of Sales and Marketing
Nicholas Addonisio	29	CTO
Louis Caporaso	54	Vice President of Products
John Conte	59	Sales and Marketing Manager
Gelvin Stevenson	72	Director
Chris Sarisky	45	Director
Billy Silhan	55	President

Ezra Green. Mr. Ezra Green is the Company’s CEO, Director and Chairman of the Board. Mr. Green started his career as a programmer at age seventeen (17) for a fortune 500 company. After four (4) years he started a successful construction company and was listed for several years as top contractor in the prestigious Franklin Report of NYC. In the early 2000’s Mr. Green changed his focus to Solar Energy where he built some of the most, arguably, complex systems at the time in California, which allowed him to enter the public market. In 2007, Mr. Green brought his company, Clear Skies, public and was the 3rd largest public solar company in the US and built systems for Caterpillar, municipalities and various utilities. Mr. Green became the CEO of Spiral Energy Tech & FUSE Science, where he developed technology for Drone, the commerce network industry and subsequently brought it public. Mr. Green sat on the BOD of City WindMills of Zurich and brought one of the largest non-utility wind projects to contract with the value potential exceeding $400 million. Mr. Green holds several patents in multiple countries in Data communications and patent pending in the drone sector. Mr. Green has held the following positions in the past five (5) years: (i) Chairman CEO of Clear Skies Solar (CSKH) from Sept 2003 – January 2012, (ii) Chairman CEO of Spiral Energy Tech Inc (SGYT) from April 2011 - January 2016, and (iii) Chairman CEO of FUSE Science (DROP) from Oct 2 2014 – January 2016.

Nicholas Addonisio. Mr. Nicholas Addonisio is the Company’s Chief Technology Officer. Mr. Addonisio started his first corporation at the age of eighteen (18) when he recognized an opportunity to bring excess military electronic component inventory to a global market via an e-commerce model. For ten (10) years, Nicholas has developed many independent product solutions and leaves a large footprint in all major e-commerce sites selling products for most of the major military grade computing manufacturers. Over the past seven (7) years, Nicholas has been employed by A.C.C. Systems as Chief Technology Officer to focus on new product development predominantly for the military-grade computing industry. Nicholas still continues to maintain a role operating his company, Titan Elite, Inc., and focuses on technology development in areas including aeronautical engineering, Radio Frequency Identification, and embedded GPS solutions. Nicholas also holds several certifications including an FAA Private Pilot License for single-engine land aircraft in addition to IFR advanced flight training. He is currently awaiting FAA approval for a Part 333 exemption for commercial drone flights.

Louis Addonisio. Mr. Louis Addonisio is the Company’s Chief Operating Officer. Mr. Addonisio started his career in electronics with TransTechnology Corp. in 1980 and quickly moved to Vice President of Operations. Duties included engineering department oversight, manufacturing and testing oversight as well as quality control procedures. In 1994, Louis saw an opportunity to create a sustainable electronics engineering firm and was a primary co-founder of A.C.C. Systems, which has evolved into a successfully manufacturing and production firm specializing in unique product development. Louis maintains the title of President and is involved in business development as well as engineering supervision. Louis holds several certifications including an FAA Private Pilot License for single-engine land aircraft.

Billy Silhan. Mr. Billy Silhan is our President. Mr. Silhan is the founder, Chairman, and chief executive officer of Merlin Power Systems (MPS). Mr. Silhan has over 30 years of experience at the executive level in the private sector, playing pivotal roles overseeing complex infrastructure and bringing emerging technological advancements to market for global civil and military organizations. As president of Tactronics he quickly established the company as the world’s leading provider in ruggedized network centric warfare integrated solutions for airborne, maritime, and ground-mobility platforms. With its success, Tactronics was considered by global Special Forces as key problem-solvers in areas critical to mission success. In 2006 Mr. Silhan founded and served as Chief Technology Officer for ArmorStruxx International and its wholly owned subsidiary NovaStruxx International. Delivering composite armor solutions to AM General, Navistar Defense , BAE Systems , Oshkosh Defense, and General Dynamics Land Systems and emerged as the leader in composite armor solutions. Silhan has championed the science and technology of power-management distribution and generation to transform the industry. Mr. Silhan currently serves as Chairman of the Board for Watt Fuel Cell Corp. as well as Chairman of MPS.

23

Ron Billestri. Mr. Ron Billestri is the Company’s Chief of Sales and Marketing. Ron Bellistri, a former member of the elite NYPD Organized Crime Control Bureau -- Narcotics Division, retired from the force to become a private investigator licensed in multiple key states. In 1985, he founded Copstat Security, Inc., which he developed into one of the nation's largest and most prominent security and investigation firms. With over 1500 employees and six offices located on the east and west coasts, Copstat's accounts included the Empire State Building, Citicorp, CBS, the New York State MTA, Yankee Stadium, World Wrestling Entertainment, and the royal families of the State of Brunei and the Kingdom of Morocco. After September 11th, Mr. Bellistri founded and served as CEO of Patriot Associates, LLC, an explosive detection K-9 unit, whose clients included the Met Life Building, Carnegie Hall, the Empire State Building, CBS and Citibank. Bellistri sold Copstat and Patriot Associates in 2004. Mr. Bellistri was named Head of Stinger Systems, Inc. serving as company EVP and national sales director.

John Conte. Mr. John Conte is our Sales and Marketing Manager. Mr. John Conte has successfully worked with Mr. Green for over ten (10) years developing sales teams nationally. Prior to working with Mr. Green, Mr. Conte developed the solar program for Home Depot and managed four hundred (400) stores. Post Home Depot, Mr. Conte has developed twenty seven million ($27,000,000) in contracts/sales in 5-month period and is considered a world class trainer, motivator and financial designer for multiple products and markets.

Louis Caporaso. R. Louis Caporaso is the Company’s Vice President of Products. Louis started his career in the electronic development business in 1986 and worked with Lundy Computer Graphics (TransTechnology Corp.). Progressing through the booming computing industry, Louis proceeded with work as a computer technician to build high-end computer graphic workstations for Ford Motor Co. Louis excelled to become manager of logistics while overseeing and managing millions of dollars in equipment. In 1994, Louis became a co-founder of A.C.C. Systems and maintains an executive title employed as Director of Operations. Louis not only oversees logistics and repairs but service operations for large clients including ATID Co. and Trimble Navigation, Ltd.

Dr. Gelvin Stevenson. Mr. Gelvin Stevenson works with emerging clean energy companies through the Greentech Investors Forum (GIF). Since 2002, he has organized events in New York, Washington, D.C. and San Diego, CA, where a total of over 130 companies have been featured. Dr. Stevenson also provides a range of consulting services for clean energy companies. Previously, Dr. Stevenson worked as a community organizer in the South Bronx, and Director of Investment Responsibility for the New York City Pension Funds, a stock broker (Series 7 and 65) and a Public Arbitrator for the Financial Industry Regulatory Authority. As a writer, Dr. Stevenson covered economics and corporate finance at Business Week and has written for the New York Times, The Nation, Indian Country Today, The San Juan Star, and other publications. Dr. Stevenson also serves or served on the boards of the Cherokee National Historical Society, First Nations Development Institute, Environmental Research Foundation, and the Green Workers Cooperative, all non-profit organizations. Dr. Stevenson has also served as an Adjunct Professor of Environmental Economics at Manhattan and Iona Colleges, the Milano Graduate School at New School University, The Cooper Union and, currently, Pratt Institute. He graduated from Carleton College and earned a Ph.D. in economics from Washington University in St. Louis. His recent positions include: Director of Clear Skies Solar, Inc., a public company, from Feb 2006 to Sept 2011; Director of Spiral Energy, a public company, from December 2014 to Dec 2015.

Chris Sarisky. Mr. Chris Sarisky has an extensive background across leveraged finance, having worked for regional, international and money center banks.  He began his career in 1988 working for middle market banks originating and managing relationships with local NY middle market companies.  After three years in banking he returned to school to pursue a law degree and is a member of the NY Bar.  Upon graduating law school, he took a position with Dresdner Bank AG where he worked in risk management and loan restructuring.  He has sat on several high profile bankruptcy steering committees and has been deeply involved in restructuring several hundred million dollars of loan assets.  In 1999 he left Dresdner Bank to join the startup distressed debt trading desk at Salomon Brothers/Citigroup.    He has traded billions of dollars in notional value across a wide spectrum of credit products including high yield bonds, loans, default swaps, reorg equity, and structured credit products.  In 2008 he joined the Bank of Nova Scotia as the Director of Loan Trading where he managed a $100mm proprietary trading book and directed secondary trading operations for all of the Bank’s US loan activity.  In 2011 he founded CI Credit Partners LLC, a solo restructuring and advisory practice focused  on advising lower middle market companies facing financial difficulty.  In early 2015 Chris joined MID-SHIP Capital, a merchant banking platform focused on midstream energy, shipping, and transportation as a Managing Director.  He holds an undergraduate degree in Banking and Finance from Hofstra University, a JD from Touro Law.

24

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

25

EXECUTIVE AND DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since inception. Only those officers receiving compensation are listed. If not listed in the below table, the officer in question has not received compensation in the past two fiscal years.

Name and principal position	Fiscal Year	Salary	Bonus	Stock awards(1)	Option awards(2)	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation
Ezra Green
CEO, Chairman and Director	2016	$24,550	0	495,000	2,000,000	0	0	0

Louis Addonisio
COO	2016	0	0	802,667	250,000	0	0	0

Ron Billestri
Chief of Sales & Marketing	2016	0	0	750,000	0	0	0	0

Nicholas Addonisio
CTO	2016	0	0	802,667	250,000	0	0	0

Louis Caporaso
VP of Products	2016	0	0	802,667	250,000	0	0	0

John Conte
Sales	2016	0	0	25,000	100,000	0	0	0

Billy Silhan
President	2016	0	0	1,699,900	0	0	0	0

_________

(1)	These shares were issued as “founders’ shares” for services valued at $0.001 per share.

(2)	All options were issued pursuant to the Stealth Air Corp. 2016 Stock Option Incentive Plan with 5 year terms and exercise prices of $0.37 per share.

(3)

From April 1, 2016 to December 31, 2016, Ezra Green received salaries totaling $83,150 and John Conte received consulting fees totaling $10,000. No other salaries have been paid in 2017 to our executives and directors.

We currently have a stock option incentive plan with 10,000,000 shares reserved.

The table below summarizes all compensation awarded to, earned by, or paid to our non-interested directors for all services rendered in all capacities to us during the Company’s inception.

26

Non-Interested Director Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards(1)	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Gelvin Stevenson
Director	2016	$0	$0	$0	400,000	$0	$0	$0	$0

Chris Sarisky
Director	2016	$0	0	$0	400,000	$0	$0	$0	$0

_________

(1)	All options were issued pursuant to the Stealth Air Corp. 2016 Stock Option Incentive Plan with 5 year terms and exercise prices of $0.37 per share.

(2)	No compensation has been paid to the above directors in 2017.

We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of December 31, 2016, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

27

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 222 Grand Ave. Brookhaven Airport, Shirley, NY 11779.

Name	Title	Number of Common Shares	% of Common Share[1]	Number of Warrants currently exercisable or exercisable in the next 60 days
Ezra Green	Chairman, Director, CEO	495,000	2.71%	2,000,000
Gelvin Stevenson	Director	0	0.00%	400,000
Louis Addonisio	COO	802,667	4.40%	0
Ron Billestri	Chief of Sales and Marketing	750,000	4.11%	0

Nicholas Addonisio	CTO	802,667	4.40%	0
Louis Caporaso	VP of Products	802,667	4.40%	0
John Conte	Sales and Marketing Manager	25,000	0.14%	100,000

Chris Sarisky	Director	0	0.00%	400,000
Billy Silhan	President	1,699,900	9.40%	0
All officers and directors as a group [9 persons]		5,377,901	29.45%	0

____________

(1)	Percentages based on 18,260,039 common shares outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described within the section entitled Executive Compensation of this circular, the Company had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

•	any of our directors or officers;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Triumph Investor Relations, Inc. acted as a promoter for the Company, in that it helped organize the Company and assist in its business development. On or around formation of the Company, the Company agreed to issue Triumph or its designated assigns 3,260,668 shares. Craig Redding is the principal of Triumph. On or around formation of the Company, the Company also issued to Prodigious Enterprises, LLC 2,330,333 shares for promotional services provided by its principal, Mark Pellettieri. Neither of these individuals or entities are engaged by the Company any longer and their only ties to the Company now are their minority stock holdings.

On or around formation of the Company, Karen Swensen, who lives with the Company’s CEO, was given 1,606,000 shares of the Company’s stock at $0.001, per share. Further, Ms. Swensen is employed by the Company on an at-will basis and receives a salary of approximately $35,000 per year for her services.

In addition to the forgoing, the Company issued to the officers and directors listed in the table in “Security Ownership Of Certain Beneficial Owners and Management” the shares therein listed at a rate of $0.001 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

28

FINANCIAL STATEMENTS

STEALTH AIR CORP.

March 31, 2016

F-1

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Stealth Air Corporation

We have audited the accompanying balance sheet of Stealth Air Corporation (the “Company”) as of March 31, 2016 and related statements of operations, stockholders’ deficit, and cash flows for the period from February 5, 2016 (inception) to the year ended March 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of stealth Air Corporation (a Delaware corporation) as of March 31, 201 and the results of its operations and its cash flows lows for the period from February 5, 2016 (inception) to the year ended March 31, 2016. in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring operating losses, has an accumulated stockholders’ deficit, has negative working capital, has had minimal revenues from operations, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

March 7, 2017

F-2

STEALTH AIR CORP.
Balance Sheet

March 31,
2016

ASSETS

Current Assets
Cash and cash equivalents	$45,831
Subscription receivable	3,000
Total current assets	48,831

Total Assets	$48,831

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$253,900
Total current liabilities	253,900

Total Liabilities	$253,900

Stockholders' Deficit
Preferred stock: 1,000,000 shares authorized; $0.000001 par value, no shares issued and outstanding	-
Common stock: 79,000,000 shares authorized; $0.000001 par value, 16,586,369 shares issued and outstanding	16
Additional paid-in capital	146,224
Accumulated deficit	(351,309)
Total stockholder's deficit	(205,069)
Total Liabilities and Stockholders’ Deficit	$48,831

The accompanying notes to the financial statements are an integral part of these statements.

F-3

STEALTH AIR CORP.
Statement of Operations

February 5, 2016
(Inception) to
March 31, 2016

Revenues	$-

Operating Expenses
General and administration	25,169
Professional fees	6,000
Research and development	303,900
Stock-based compensation	16,240
Total operating expenses	351,309

Net Loss	$(351,309)

Basic and Diluted Loss per Common Share	$(0.02)
Weighted Average Number of Common Shares Outstanding	14,922,488

The accompanying notes to the financial statements are an integral part of these statements.

F-4

STEALTH AIR CORP.
Statement of Stockholders' Deficit
For the period from February 5, 2016 (Inception) to March 31, 2016

	Preferred Stock		Common Stock
	Number of Shares Outstanding	Amount	Number of Shares Outstanding	Amount	Additional Paid In Capital	Accumulated Deficit	Total
Balance, February 5, 2016 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of common shares to founders	-	-	16,239,702	16	16,224	-	16,240
Issuance of common stock for cash	-	-	346,667	-	130,000	-	130,000
Net Loss for the period	-	-	-	-	-	(351,309)	(351,309)
Balance, March 31, 2016	-	$-	16,586,369	$16	$146,224	$(351,309)	$(205,069)

The accompanying notes to the financial statements are an integral part of these statements.

F-5

STEALTH AIR CORP.
Statement of Cash Flows

February 5, 2016
(Inception) to
March 31, 2016

Cash Flows From Operating Activities:
Net loss	$(351,309)
Adjustments to reconcile net loss to cash used in operations:
Stock-based compensation	16,240
Changes in operating assets and liabilities:
Subscription receivable	(3,000)
Accounts payable	253,900
Net Cash Used In Operating Activities	(84,169)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	130,000
Net Cash Provided By Financing Activities	130,000

Net increase in cash and cash equivalents	45,831
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$45,831

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes to the financial statements are an integral part of these statements.

F-6

STEALTH AIR CORP.

Notes to the Audited Financial Statements

March 31, 2016

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Stealth Air Corp. (the “Company”) is a Delaware corporation incorporated on February 5, 2016. It is based in Shirley, NY, USA. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is March 31.

The Company is developing hardware and software for automated landing stations for unmanned autonomous robotic aircraft (drones). To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC. The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amounts on deposit with financial institutions, which amounts may at times exceed federally insured limits. We have not experienced any losses on such accounts and we do not believe we are exposed to any significant credit risk. As of March 31, 2016, we had cash and cash equivalents of $45,831.

Financial Instruments

The Company's financial instruments consist primarily of cash, subscription receivable, and accounts payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-7

Related Parties

We follow ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 7).

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $303,900 were incurred for the period ended March 31, 2016.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

During period the period from February 5, 2016 (Inception) through March 31, 2016, the stock based compensation expense is $16,240 related to the issuance of common shares to founders.

Income Taxes

We account for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings per Share

We compute basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of March 31, 2016, the Company had no dilutive potential common shares.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its consolidated financial statements.

F-8

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of March 31, 2016, the Company has a loss from operations of $351,309, an accumulated deficit of $351,309 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending March 31, 2017.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – ACCOUNTS PAYABLE

The accounts payable of $253,900 as of March 31, 2016, is owing to one supplier for the development of certain robotic aircraft landing hardware and system guidance software. The expense was recorded to research and development costs and will be paid as cash becomes available.

NOTE 5 – EQUITY

Effective March 3, 2017, the Company amended its Certificate of Incorporation with Delaware to amend the authorized capital to 80,000,000 shares with a par value of $0.000001. The amendment has been reflected on a retroactive basis, as follows:

Preferred Stock

The Company has authorized 1,000,000 preferred shares with a par value of $0.000001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Common Stock

The Company has authorized 79,000,000 common shares with a par value of $0.000001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the period from February 5, 2016 (Inception) through March 31, 2016, the Company issued 16,239,702 shares of common stock, for services valued at $0.001 per share to its founders.

F-9

During the period from February 5, 2016 (Inception) through March 31, 2016, the Company issued 346,667 shares of common stock at $0.375 per share to unaffiliated investors, for total proceeds of $130,000.

As of March 31, 2016, we had 16,586,369 shares of common stock issued and outstanding.

NOTE 6 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

March 31,
2016
Income tax benefit at statutory rate	$119,400
Valuation allowance	(119,400)
Income tax benefit per books	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $351,309 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the period from February 5, 2016 (Inception) through March 31, 2016, the Company has paid $24,550 in management fees to the Chief Executive Officer and Director of the Company.

The Company issued 495,000 shares of common stock to its Chief Executive Officer.

F-10

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to March 31, 2016 and through February 28, 2017, the Company had the following subsequent events:

Common Stock Issued

The Company issued 1,311,333 shares of common stock with price of $0.375 per share to unaffiliated investors, for $491,750.

The Company issued 362,333 shares of common stock to vendors for services.

Convertible Note – Related Party

The Company issued a 10% convertible note in the amount of $159 to a shareholder of the Company. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into common stock of the Company at a conversion price of $0.0001 per share.

Stock Options

The Company granted options to Chief Executive Officer, Directors and Consultants of the Company, to purchase 4,665,000 shares and 525,000 shares of common stock $0.375 and $1.50 per share, respectively.

Lease Commitments

On May 1, 2016, the Company signed an operating lease for hangar and office space located at the Brookhaven Calabro Airport, in Shirly, NY. The lease term commences on May 1, 2016 and expires on April 30, 2021. Our monthly rent is $2,700, payable in equal monthly installments with 3% annual escalations.

F-11

PART III EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description
2.1	Certificate of Incorporation of the Company
2.2	Amendment to Certificate of Incorporation Filed May 26, 2016
2.3	Amendment to Certificate of Incorporation Filed March 3, 2017
2.4	By-Laws of the Company
4.1	Form of Subscription Agreement
6.1	Stealth Air Corp. 2016 Stock Option and Incentive Plan
6.2	Amendment to Stealth Air Corp. 2016 Stock Option and Incentive Plan
6.3	Ezra Green Stock Option and Incentive Plan
6.4	John Conte Stock Option and Incentive Plan
6.5	Dan Kerning Stock Option and Incentive Plan
6.6	Christopher Sarisky Stock Option and Incentive Plan
6.7	Gelvin Stevenson Stock Option and Incentive Plan
11.1	Consent of L&L CPAs, PA

29

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Shirley, New York, on March 8, 2017.

Stealth Air Corp.

March 8, 2017	By:	/s/ Ezra Green
Ezra Green
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ezra Green	Principal Executive Officer, Principal Accounting Officer, CEO, Chairman, and Director	March 8, 2017
Ezra Green

/s/ Gelvin Stevenson	Director	March 8, 2017
Gelvin Stevenson

/s/ Chris Sarisky	Director	March 8, 2017
Chris Sarisky

30